EXHIBIT 10.9

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and effective May 19, 2022,

BETWEEN: Beyond Media SEZC (the “Consultant”), a company organized and existing under the laws of the Cayman Islands with its head office located at:

90 North Church St

George Town

Cayman Islands

AND: GZ6G Technologies Corp (the “Company”), a company organized and existing under the laws of the Nevada with its head office located at:

1 Technology Drive, Suite B123

Irvine, California 92618

In the event of a conflict in the provisions of any attachments hereto and the provisions set forth in this Agreement, the provisions of such attachments shall govern.

In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1. WHEREAS:

a.	the Consultant is in the business of assisting public companies in financial advisory, and investor and public relations strategies; and
b.	the Company wishes to engage the services of the Consultant in relation to the development and execution of certain investor and public relations strategies for the Company
c.

The Company desires to obtain the services of Consultant by means of services provided by Consultant’s employees dispatched by Consultant to provide services to Company hereunder (“Agents”), on its own behalf and on behalf of all existing and future Affiliated Companies (defined as any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Company), and Consultant desires to provide consulting services to the Company upon the following terms and conditions.

2. SERVICES

The Company hereby engages the Consultant to provide The Consultant’s services (the “Services”) and the Consultant hereby accepts such engagement. The Services shall include all services customarily rendered by investor relations consultants within the capital investor and public relations industry including, without limitation, the following elements:

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Consultation and investor Relations:

(a)	Advising the company about positioning their story in the market.
(b)	Advising the company about their investor’s deck.
(c)	Advising the company about their investor pitch.
(d)	Reach out to the consultant ‘s personal network of institutions to tell them about the company.
(e)

Run prospects outreach campaigns with the objective of building GZ6G’s management network of stock brokers, broker dealers, family offices, analysts and other institutions. The objective is to provide long term and sustainable relationships with institutional investors.

** LIMITATION ON DUTIES

The Consultant will not disseminate any press release on behalf of the company.

3. INSIDER INFORMATION

The company and the Consultant acknowledges that pursuant to this Agreement the Consultant will not receive confidential insider information about the Company and/or its subsidiaries.

4. RELATIONSHIP AMONG THE PARTIES

Nothing contained in this Agreement shall be construed to (i) constitute the parties as joint venturers, partners, co-owners or otherwise as participants in a joint undertaking; (ii) constitute the Consultant as an agent, legal representative or employee of the Company; or (iii) authorize or permit the Consultant or any director, officer, employee, agent or other person acting on its behalf to incur on behalf of the other party any obligation of any kind, either express or implied, or do, sign or execute any things, deeds, or documents which may have the effect of legally binding or obligating the Company in any manner in favor of any individual, business, trust, unincorporated association, corporation, partnership, joint venture, limited liability company or other entity of any kind. The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

3. CONSULTING PERIOD

3.1. Basic Term

The Company hereby retains the Consultant and Consultant agrees to render to the Company for the period (the “Consulting Period”) commencing on the date of this Agreement for 12 months period.

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4. COMPENSATION, BENEFITS AND EXPENSES

Upfront payment of USD 50,000 per month for 12 months contract, paid in shares by the current bid share price.

5. EFFECTIVE DATE, TERM AND TERMINATION

The term (the “Term”) of this Agreement shall commence on the last date of the final signature of this Agreement and shall continue for a period of 12 months.

a. The Company shall cause to be delivered the applicable share certificates to the Consultant. The Company represents and warrants that, when issued, the Securities will be issued free and clear of all liens, charges, and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.

b. The parties agree that the Compensation hereunder shall be inclusive of any and all fees or expenses incurred by the Consultant pursuant to this Agreement including but not limited to the costs of implementing the investor Relations Strategy.

c. The Consultant is not a U.S. person and is not acquiring the Securities for the account or benefit of any U.S. person; or The Consultant agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the US Securities Act.

6. SERVICES NOT EXCLUSIVE - The Consultant agrees that it shall, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultant pursuant to the terms of this Agreement. The Company acknowledges that the Consultant is engaged in other business activities, and that it shall continue such activities during the term of this Agreement. The Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

7. CONFIDENTIALITY - The Consultant shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to the Consultant in connection with the Consultant’s services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the “Confidential Information”). The Consultant shall not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Consultant is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

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8. INDEMNIFICATION -

a. Company agrees to indemnify and hold harmless the Consultant and its respective agents and employees, against any losses, claims, damages or liabilities incurred or suffered by the Consultant that result from any untrue statement or alleged untrue statement of any material fact contained in any registration statement, or prospectus of the Company; or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. The Consultant agrees to indemnify and hold harmless the Company, its partners, financiers parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach of the Consultant’s representations and warranties contained in, or by any breach of any other provision of, this Agreement by the Consultant.

9. MISCELLANEOUS PROVISIONS

(a) Currency. All currency referred to in this Agreement is in USD dollars.

(b) Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(c) Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

(d) Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate upon at least ten days written notice to the other party.

(f) Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

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(g) Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(h) Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed (or emailed) to another the parties agree that a faxed (or emailed) signature shall be binding upon the parties to this agreement as though the signature was an original.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

COMPANY	CONSULTANT

/s/ William Coleman Smith	/s/ Michael Kahiri
Authorized Signature	Authorized Signature

William Coleman Smith, CEO	Michael Kahiri, Principal
Print Name and Title	Print Name and Title

On the date of May 19, 2022, GZIC closing price was $0.33, which was also the last bid price.

This represents $600,000/0.33 = 1,818,181 shares.

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EXHIBIT A

SCOPE OF SERVICES

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